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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No.-________) and related Prospectus pertaining to the exchange offering of 10 1/2% Senior Notes due 2007 ($135,000,000 principal amount outstanding) of Petro Stopping Centers, L.P. and Petro Financial Corporation of our reports dated March 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Petro Stopping Centers, L.P. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.


El Paso, Texas
April 14, 1997